EXHIBIT 99.1
LIFECORE NAMES OFFICER
Chaska, MN. January 3, 2006 — LIFECORE BIOMEDICAL, INC. (NASDAQ:LCBM) announced today that Ben Beckham has been appointed Vice President of Sales & Marketing for the Company’s Oral Restorative Division.
“Ben’s promotion recognizes his contribution to our Company,” said Dennis J. Allingham, Lifecore’s President and CEO. “I am confident that Ben will provide the strategic perspective for the long-term growth of our oral restorative business, while focusing upon attainment of our short-term operating objectives.”
Mr. Beckham has held sales management positions within the Company since 1997. He has over 15 years experience in the dental implant industry. Prior to joining Lifecore, he held sales positions with GE Medical Systems and Interpore International’s Dental Implant division.
Forward-Looking Statements
Certain statements in this release are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including the statements regarding long-term growth of the oral restorative business and attainment of short-term operating objectives. Such forward-looking statements involve numerous risks and uncertainties in the complex regulatory and competitive aspects of Lifecore’s business activity that could cause actual results to differ materially from those implied. Investors are strongly cautioned to review more detailed discussions of those risks presented in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission, including Exhibit 99.1, for the fiscal year ending June 30, 2005, and other, more recent filings.
About Lifecore Biomedical
Lifecore Biomedical develops, manufactures, and markets biomaterials and medical devices for use in various surgical markets through two divisions, Hyaluronan Division and Oral Restorative Division. The Hyaluronan Division conducts its business through OEM and contract manufacturing alliances in the ophthalmic, orthopedic, and veterinary surgical fields. The Oral Restorative Division conducts its dental surgery business through direct sales and marketing in the United States, France, Germany, Italy, and Sweden, and through 25 distributors in 37 countries.
Additional general corporate information is available on the internet at http://www.lifecore.com.
Contact 952-368-4300
Dennis J. Allingham, President and CEO
David M. Noel, Vice President of Finance and CFO
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